UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2011

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2011, following approval by the Board of Directors, the Company amended and restated its Bylaws, in their entirety.  The amendments include the following:

    1.  Changes to provide that if an incumbent nominee for director does not receive at least a majority of the votes cast at a shareholder meeting in an uncontested director election, the director is deemed to have been elected to the Board but must promptly tender his or her resignation to the Board.  For an incumbent director, the committee established by the Board of Directors to evaluate candidates for nomination of directors will then evaluate the tendered resignation and make a recommendation to the Board.  The Board will act on the tendered resignation and publicly disclose its decision within 90 days from the date of the certification of the election results.  If the incumbent director’s resignation is not accepted by the Board, such director will continue to serve until: (i) the next annual meeting and until his or her successor is duly elected; or (ii) his or her earlier death, resignation or removal.  If the director’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Company’s By-Laws.  The changes also provide that if a non-incumbent director nominee does not receive at least a majority of the votes cast at a shareholder meeting in an uncontested director election, such non-incumbent director nominee is deemed to have been elected to the Board and to have immediately resigned from the Board.  The changes also provide that to be eligible to stand for election, each person who agrees to be nominated also must agree, in writing, to be bound by the resignation provisions contained in the Bylaws.

    2.  Changes to the advance notice provisions of the Bylaws to (i) expand the information that a shareholder must provide to the Company with such shareholder’s advance notice to include call options and other hedging or derivative positions in relation to the Company’s common stock and (ii) clarify that the advance notice requirement of the Bylaws is the exclusive means for a shareholder to bring director nominations or other business before an annual meeting, other than shareholder proposals included in the Company’s proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

    3.  Changes to the indemnification provisions of the Bylaws to clarify that the Company’s indemnification and expense advancement obligations apply to former directors and officers as well as current directors and officers.  The changes also clarify that the Company may, at its option, enter into separate indemnification agreements with any director, officer or employee of the Company.

    In addition to the changes described above, the amended Bylaws include certain non-substantive changes to eliminate unnecessary or redundant provisions and to remove archaic language.  The foregoing summary description is qualified in its entirety by reference to the “Crown Holdings, Inc. Bylaws, Amended and Restated as of October 27, 2011” a copy of which is attached hereto as Exhibit 3.ii and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01(d).  Exhibits.

3.ii – Crown Holdings, Inc. Bylaws, Amended and Restated as of October 27, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2011	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller

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EXHIBIT INDEX

Exhibit Number	Exhibit

3.ii	Crown Holdings, Inc. Bylaws, Amended and Restated as of October 27, 2011.